UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 5, 2026
_____________________________________________________________________________________
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
8235 Forsyth Boulevard, Suite 100
St. Louis, Missouri 63105
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ENR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 5, 2026, Energizer Holdings, Inc. (the “Company”) issued a press release announcing business results for the second fiscal quarter ended March 31, 2026 and providing an updated outlook for fiscal 2026. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2026, the Company (through its subsidiary, Energizer Brands, LLC) entered into a Separation and Transition Agreement and Release with Michael A. Lampman (the “Agreement”). Mr. Lampman will cease to serve as the Company’s Executive Vice President, North America and Global Business Units effective September 30, 2026 and thereafter will serve as a Special Advisor to the Company through December 31, 2026 (the “Separation Date”). Ryan Sedlak, who currently serves as the Company’s Vice President, Global Finance & Analytics, will succeed Mr. Lampman as Executive Vice President, North America and Global Business Units, effective October 1, 2026.

Pursuant to the Agreement, Mr. Lampman’s employment with the Company will end on the Separation Date and he will support the orderly transition of his responsibilities through the Separation Date (the “Transition Period”). Pursuant to the Agreement, which includes a release of claims, and provided Mr. Lampman otherwise complies with the terms of the Agreement, during the Transition Period, Mr. Lampman will continue to receive payment of his base salary and will remain eligible to participate in the Company’s benefit plans and programs in effect during the Transition Period. Additionally, in consideration for his waiver of his right to receive a cash bonus payment pursuant to the Company’s Executive Bonus Plan for the plan year ending September 30, 2026 and the restricted stock units (“RSUs”) and performance-based RSUs previously granted to Mr. Lampman in fiscal year 2024 that were otherwise scheduled to vest in 2026, subject to his continued employment through the Separation Date, Mr. Lampman will receive payments in the aggregate amount of approximately $1,097,283 (which includes a proportionate share of his target bonus amount he would have been eligible to earn for the plan year ending September 30, 2027).

Following the Separation Date, subject to Mr. Lampman’s continued employment through such date and his execution of a release of claims, he will be entitled to receive severance payments in an aggregate amount of approximately $1,210,305, payable no later than February 15, 2027. If Mr. Lampman’s employment is terminated by the Company without cause prior to the Separation Date, Mr. Lampman will remain entitled to receive all payments under the Agreement. The Agreement contains customary confidentiality, cooperation and non-disparagement provisions, which are perpetual, and non-competition and non-solicitation provisions.

Item 7.01. Regulation FD Disclosure.

On May 5, 2026, the Company made available on its website an earnings presentation related to the business results for the second fiscal quarter ended March 31, 2026. The earnings presentation is furnished as Exhibit 99.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 5, 2026

99.2	Earnings Presentation, dated May 5, 2026

101	Pursuant to Rule 406 of Regulation S-T, the cover page information is formatted in iXBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ John J. Drabik
John J. Drabik
Executive Vice President and Chief Financial Officer

Dated: May 5, 2026